UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Soliciting Material Pursuant to §240.14a-12

CLARCOR Inc.
(Name of Registrant as Specified in Its Charter)

Parker-Hannifin Corporation
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PH Team Member Letter

Subject Line: Parker to Acquire Filtration Company CLARCOR

December 1, 2016

Dear Parker Team Members:

Today is an exciting day for Parker and a transformative one for our Filtration Group. We have announced an agreement to acquire CLARCOR for $4.3 billion. A news release with more details was issued jointly with CLARCOR and can be found at the following link: News Release.

CLARCOR is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products with annual sales of approximately $1.4 billion and 6,000 employees worldwide.

Headquartered in Franklin, Tennessee, CLARCOR is a public company traded in the New York Stock Exchange, and conducts most of its business in the U.S. while maintaining operations and sales offices in every major region of the world. CLARCOR has a portfolio of leading and respected brands, including CLARCOR, Baldwin, Fuel Manager®, PECOFacet, Airguard, Altair, BHA®, Clearcurrent®, Clark Filter, Hastings, United Air Specialists, Keddeg and Purolator. We believe CLARCOR’s strong aftermarket presence and complementary product lines make it an ideal addition to the Parker portfolio.

We are confident about this transaction and the value it will create for all of our stakeholders, including our valued team members. Through this combination, our Filtration Group is expected to have new opportunities for revenue growth. Following the completion, CLARCOR will be integrated into the Filtration Group, which will continue to be led by current group president Rob Malone. The Parker Filtration Group will be among the world’s top filtration businesses, helping us to improve our customers’ productivity and profitability.

Looking ahead, the transaction is expected to be completed by or during the first quarter of Parker’s fiscal year 2018 and is subject to customary closing conditions, including approval by CLARCOR’s shareholders and receipt of applicable regulatory approvals. Until then, Parker and CLARCOR will remain separate companies and conduct business as usual.

Over the coming weeks and months, we will formalize a fully dedicated integration team comprising senior leaders from both Parker and CLARCOR to determine how to best bring the two businesses together. We believe the respective cultures and values of Parker and CLARCOR are a strong match allowing for a smooth transition. The goals and measures outlined in the Win StrategyTM will serve as a valuable guide for the integration and we will keep you updated as things progress. We will host a global webcast on December 14th at 8:30AM Eastern time U.S. to discuss the acquisition in more detail. Addition details will be provided by e-mail and a list of frequently asked questions can be referenced at the following link: FAQ.

Today’s announcement will lead to increased interest in Parker from the media, investors and other third parties and it is important that we speak with one voice on this matter. Consistent with our company policy, please forward any media inquiries to Aidan Gormley at aidan.gormley@parker.com or 216-896-3258. Investor inquiries should be forwarded to Robin Davenport at rjdavenport@parker.com or 216-896-2265.

Together, Parker and CLARCOR will advance our commitment to engineer the success of our customers, shareholders and team members. We expect this acquisition will be one more thing to celebrate in our centennial year. Thank you for your continued dedication to our company.

Sincerely,

Tom Williams

Chairman and CEO

Lee Banks

President and COO

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Clarcor and Parker caution readers not to place undue reliance on these statements. The risks and uncertainties in connection with such forward-looking statements related to the proposed transaction include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the proposed transaction; the possibility of non-consummation of the proposed transaction and termination of the merger agreement; the failure to obtain Clarcor stockholder approval of the proposed transaction or to satisfy any of the other conditions to the merger agreement; the possibility that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the proposed transaction; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; adverse effects on Clarcor’s common stock or Parker’s common stock because of the failure to complete the proposed transaction; Clarcor’s or Parker’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; the parties being unable to successfully implement integration strategies; and significant transaction costs related to the proposed transaction.

It is possible that the future performance and earnings projections of Parker and/or Clarcor, including projections of any individual segments, may differ materially from current expectations, depending on economic conditions within each company’s key markets, and each company’s ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance. Among other factors which may affect future performance of Parker and/or Clarcor are, as applicable: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; Clarcor’s potential inability to realize the anticipated benefits of the strategic supply partnership with GE; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully capital allocation initiatives, including timing, price and execution of share repurchases; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; compliance costs associated with environmental laws and regulations; potential labor disruptions; threats associated with and efforts to combat terrorism and cyber-security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; competitive market conditions and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. Additional information about the risks related to Parker and its business may be found in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed on August 26, 2016. Additional information about the risks related to Clarcor and its business may be found in Clarcor’s Annual Report on Form 10-K for the fiscal year ended November 28, 2015 filed on January 22, 2016. Parker and/or Clarcor make these statements as of the date of this disclosure, and undertake no obligation to update them unless otherwise required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, Clarcor intends to file a preliminary proxy statement on Schedule 14A with the SEC. CLARCOR’S SHAREHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to shareholders of Clarcor. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Clarcor’s website at www.clarcor.com under the heading “Investor Information”, or by emailing Clarcor at investor@clarcor.com.

Certain Information Concerning Participants

Parker and Clarcor and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning Parker’s directors and executive officers is set forth in the proxy statement, filed September 26, 2016, for Parker’s 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2016 as filed with the SEC on August 26, 2016. Information concerning Clarcor’s directors and executive officers is set forth in the proxy statement, filed February 19, 2016, for Clarcor’s 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended November 28, 2015 as filed with the SEC on January 22, 2016. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.